UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 15, 2011

FNB BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 15, 2011, as part of the Small Business Lending Fund (“SBLF”) program established under the Small Business Jobs Act of 2010,  FNB Bancorp (the “Company”) entered into and consummated a SBLF Securities  Purchase Agreement (the ”Purchase Agreement”) with the Secretary of the Treasury (“Treasury”), pursuant to which the  Company (i) issued and sold to Treasury a total of 12,600 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), having a liquidation preference amount of $1,000 per share, for a purchase price of $12,600,000.  The Series C Preferred Stock qualifies as Tier 1 capital.  A copy of the Purchase Agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

All of the proceeds ($12,600,000) from the Company’s sale of its Series C Preferred Stock were immediately applied to the Company’s repurchase of outstanding shares of preferred stock which were issued to the United States Department of the Treasury on February 27, 2009, pursuant to the TARP Capital Purchase Program authorized by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009.  As described more fully in the next following paragraph, the aggregate redemption price for the outstanding shares of preferred stock was $12,654,500.  The $54,500 price differential was paid by the Company in cash.

On September 15, 2011, the Company also entered into and consummated a letter agreement (the “Repurchase Document”) with the United States Department of the Treasury (the “Treasury Department”), pursuant to which the Company redeemed, out of the proceeds of the issuance of the Series C Preferred Stock, all 12,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (the “Series A Preferred Stock”), for a redemption price of $12,050,000 (includes all accrued but unpaid dividends to the date of redemption) and all 600 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share (the Series B Preferred Stock”), for a redemption price of $604,500 (includes all accrued but unpaid dividends to the date of redemption).  A copy of the Repurchase Document is included as Exhibit 10.3 to this report and is incorporated herein by reference.

The Series C Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2011.  The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first ten quarters during which the Series C Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined in the Purchase Agreement) by the Company’s wholly owned subsidiary, First National Bank of Northern California (the “Bank”).  Based upon the increase in the Bank’s level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period has been set at five percent (5%).  For the second through tenth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change in the Bank’s level of QSBL.  If the level of the Bank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than 10%, then the dividend rate payable on the Series C Preferred Stock would increase.  For the eleventh through eighteenth calendar quarters through the date which is four and one-half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline.  After four and one-half years from issuance, the dividend rate will increase to 9%.  In addition, beginning on April 1, 2014, and on all Series C Preferred Stock dividend payment dates thereafter ending on April 1, 2016, the Company may be required to pay to Treasury, on each share of Series C Preferred Stock, but only out of assets legally available therefor, a lending incentive fee equal to 0.5% of the liquidation amount per share of Series C Preferred Stock.

The Series C Preferred Stock is non-voting, except in limited circumstances.  In the event that the Company misses five dividend payments, whether or not consecutive, the holder(s) of the Series C Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors.  In the event that the Company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the Series C Preferred Stock is at least $25,000,000, then the holder(s) of the Series C Preferred Stock will have the right, but not the obligation, to elect two directors to the Board of Directors of the Company.  (Since the aggregate liquidation amount of the Series C Preferred Stock on September 15, 2011 was $12,600,000, this right to elect two directors is unlikely to come into effect.)  The Company entered into a letter agreement with Treasury dated September 15, 2011, confirming that at all times while any shares of Series C Preferred Stock are outstanding, the Company will maintain a range of directors that will permit the holder(s) of the Series C Preferred Stock to elect two directors.  The current Bylaws of the Company provide for a range of directors of no less than six and no more than eleven members and presently there are nine members serving on the Company’s Board of Directors.  Pursuant to the letter agreement with Treasury, the Company agreed to amend its Bylaws to implement these requirements.  These Bylaw provisions are described in Item 3.03 below.  A copy of the letter agreement between the Company and Treasury pertaining to the election of directors by the holder(s) of the Series C Preferred Stock is included as Exhibit 10.2 to this report and is incorporated herein by reference.

The Series C Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the Series C Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement.  The Series C Preferred Stock is not subject to any contractual restrictions on transfer.  The Company is required to take all steps as may be reasonably requested by Treasury to facilitate the transfer of the Series C Preferred Stock.

Subject to the prior approval of the appropriate Federal Banking Agency, the Series C Preferred Stock may be redeemed, in whole or in part, at any time at the option of the Company, at a redemption price of 100% of the liquidation preference amount plus any accrued and unpaid dividends for the then current dividend period, to the date of redemption.

For a more complete understanding of the dividend provisions, voting rights, restrictions on redemption and other terms and conditions of the Series C Preferred Stock, reference should be made to the copy of the Certificate of Determination for the Series C Preferred Stock which is included as Exhibit 3.1 to this report and incorporated herein by reference.  Reference should also be made to Items 3.03 and 5.03 below.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance and sale of the Series C Preferred Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03 Material Modification to Rights of Securities Holders.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.  The Certificate of Determination for the Series C Preferred Stock imposes certain limits on the ability of the Company to pay dividends and repurchase or acquire shares of its common stock.  Under the Certificate of Determination, no repurchases may be effected, and no dividends may be declared or paid on common stock (other than dividends payable solely in shares of common stock) for the three dividend periods immediately following the dividend period in which a failure to declare and pay a dividend on the Series C Preferred Stock occurs.

Under the terms of the Certificate of Determination for Series C Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series C Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend or giving effect to such repurchase, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as defined in the Certificate of Determination, excluding any subsequent net charge-offs and any redemption of the Series C Preferred Stock (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On September 13, 2011, the Company filed a Certificate of Determination with the Secretary of State of the State of California (the “Secretary of State”) for the purpose of fixing the designations, preferences, limitations and relative rights of the Series C Preferred Stock. A copy of the Certificate of Determination for the Series C Preferred Stock as filed with the Secretary of State is included as Exhibit 3.1 to this report and is incorporated herein by reference.

The terms of the Series C Preferred Stock provide that in the event the Company fails to pay dividends on the Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holder(s) of the Series C Preferred Stock have the right to elect two directors of the Company; this right ends when the unpaid dividends on the Series C Preferred Stock have been paid in full. See further discussion under Item 1.01 above.  As required by the letter agreement dated September 15, 2011 between the Company and Treasury, Section 16 of the Company’s Bylaws (as amended) provides that so long as the Series C Preferred Stock remains outstanding, in the event the Company fails to pay dividends on the Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the authorized number of directors of the Company will automatically increase by two.  The Company is required by the letter agreement with Treasury to maintain, so long as any shares of Series C Preferred Stock remain outstanding, at least two open director seats for the holder(s) of the Series C Preferred Stock to elect directors under the circumstances described above.  A copy of the letter agreement between the Company and Treasury pertaining to the election of directors by the holder(s) of the Series C Preferred Stock is included as Exhibit 10.2 to this report and is incorporated herein by reference.

The Board of Directors has approved other amendments, updating, amending and restating the Bylaws so as to reflect the applicable provisions of the California Corporations Code and the Company's current practices, policies and procedures.  A copy of the Bylaws, amended through August 26, 2011, is included as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit	Description of Exhibit

3.1	Certificate of Determination of Senior Non-Cumulative Perpetual Preferred Stock, Series C (“Series C Preferred Stock”)

3.2	Bylaws of FNB Bancorp (as amended through August 26, 2011)

4.1	Form of Certificate for the Series C Preferred Stock

10.1	SBLF Securities Purchase Agreement dated September 15, 2011 between FNB Bancorp and the Secretary of the Treasury with respect to the Series C Preferred Stock

10.2	Letter agreement dated September 15, 2011 between FNB Bancorp and the Secretary of the Treasury pertaining to the election of directors by the holder(s) of the Series C Preferred Stock

10.3
Letter agreement dated September 15, 2011 between FNB Bancorp and the United States Department of the Treasury pertaining to the repurchase of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: September 19, 2011.	By:	/s/ David A. Curtis
David A. Curtis
Senior Vice President and
Chief Financial Officer